EXHIBIT 10Q
V: 4/21/98
[Optionee Name]
No: [Grant Number]
COGNEX CORPORATION
STOCK OPTION AGREEMENT (NON-QUALIFIED)
UNDER 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
AGREEMENT entered into as of [Grant Date], by and between COGNEX CORPORATION, a Massachusetts corporation (the “Company”) and the undersigned officer or director of the Company or one of its subsidiaries (the “Optionee”).
Recitals:
1.	The Company desires to afford the Optionee an opportunity to purchase shares of its common stock ($0.002 par value) (“Shares”) to carry out the purposes of the Cognex Corporation 1998 Non-Employee Director Stock Option Plan (the “Plan”).

2.	Section 5 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.
ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee hereby agree as follows:
1.	Grant of Option
The Company hereby grants to the Optionee a non-qualified stock option (the “Option”) to purchase all or any part of an aggregate of [Number of Shares Granted] Shares on the terms and conditions hereinafter set forth.
2.	Purchase Price
The purchase price (“Purchase Price”) for the Shares covered by the Option shall be [Grant Price] per Share.
3.	Time and Manner of Exercise of Option

3.1	The Option shall not be exercisable prior to [Vest Date 1]. Thereafter, the Option shall only be exercisable as follows:

Shares
Becoming Available
On or After	for Exercise
[Vest Date 1]	[no. shares vesting]
[Vest Date 2]	[no. shares vesting]
[Vest Date 3]	[no. shares vesting]
[Vest Date 4]	[no. shares vesting]

Notwithstanding the foregoing, the Option shall not be exercisable until such time that the Optionee and the Company have duly executed any of the agreements required at the time of grant of the Option by the Company for directors of the Company who are not employees (including, but not limited to, the Company’s Confidentiality and Non-Competition Agreement). In the event the Company undergoes a Change of Control, all of the options shall immediately vest and become fully exercisable.
3.2	To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Purchase Price for such Shares, which payment may, at the Company’s sole discretion, be in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the Option, valued at fair market value. If such stock is then actively traded in an established over-the-counter market, the fair market value shall be the mean between the bid and asked prices quoted in such market at the close on the date nearest preceding the date of exercise; and if such stock is listed on any national exchange or traded on the NASDAQ National Market System, the price shall be the mean between the high and low sale prices quoted on such exchange on the date nearest preceding the date of exercise. There shall be no such exercise at any one time as to fewer than Two Hundred and Fifty (250) Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than Two Hundred and Fifty (250) Shares. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

3.3	The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option, shall pay all original issue and transfer taxes with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

4.	Term of Option

4.1	The Option shall terminate on [Expiration Date], but shall be subject to earlier termination as hereinafter provided.

4.2	In the event that the Optionee ceases to be affiliated with the Company (or one of its subsidiaries) by reason of termination of his or her directorship, the Option may be exercised, to the extent then exercisable under Section 3.1 within seven (7) business days after the date on which the Optionee ceased his or her such affiliation with the Company, at which time the Option shall terminate, unless termination (a) was by the Company for cause or was by the Optionee in breach of a directorship contract, in either of which cases the Option shall terminate immediately at the time the Optionee ceases his or her such affiliation with the Company, (b) was because the Optionee has become disabled (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended), or (c) was by reason of the death of the Optionee. In the case of disability, the Option may be exercised, to the extent then exercisable under Section 3.1, at any time within twelve (12) months after the date of termination of his or her such affiliation with the Company, at which time the Option shall terminate, but in any event prior to [Expiration Date].

4.3	In the event of the death of the Optionee, the Option may be exercised, to the extent the Optionee was entitled to do so on the date of his or her death under the provisions of Section 3.1 by the estate of the Optionee or by any person or persons who acquire the right to exercise the Option by bequest or inheritance or otherwise by reason of the death of the Optionee. In such circumstances, the Option may be exercised at any time within twelve (12) months after the date of death of the Optionee, at which time the Option shall terminate, but in any event prior to [Expiration Date].

5.	Transferability of Options

The right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him, except that the Optionee may transfer the option to the Optionee’s spouse children or to a trust for the benefit of the Optionee or the Optionee’s spouse or children. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

6.	Restrictions on Issue of Shares

6.1	Notwithstanding the provisions of Section 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:
6.1.1	The Shares with respect to which such option has been exercised are, at the time of the issue of such shares, effectively registered under applicable federal and state securities acts now in force or hereafter amended; or

6.1.2	Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts, as now in force or hereafter amended.
6.2	In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the “1933 Act”), upon any date on which the Option is exercised in whole or in part, the Company shall be under no further obligation to issue Shares covered by the Option, unless the person exercising the Option shall give a written representation to the Company, substantially in the form attached hereto as Exhibit 1, that such person is acquiring the Shares issued to him pursuant to such exercise of the Option for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in force, and in such event, the Company may place an “investment legend”, so called, upon any certificate for the Shares issued by reason of such exercise.

7.	Adjustments Upon Changes in Capitalization; Change in Control
In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which the Option, or any part thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the Optionee shall remain as before the occurrence of such event; such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share. In the event of a “Change in Control”, as such term is defined in the Plan, the provisions of Section 7 of the Plan shall apply to this Option.

8.	Severability
Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. In the event that any provision hereof or any obligation or grant, or rights by the undersigned hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation, or grant of right shall be deemed and construed to extend only to the maximum permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms.
9.	Withholding Taxes
Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.
10.	Transfer Restriction
This Section Has Been Deleted.
11.	No Special Rights
Nothing contained in the Plan or in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the affiliation of the Optionee, as director, with the Company for the period within which this Option may be exercised.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by Robert J. Shillman, its President thereunto duly authorized, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.

COGNEX CORPORATION
By:
President

Optionee

[Optionee Name]

[SSN]

EXHIBIT 1
TO STOCK OPTION AGREEMENT
Cognex Corporation
Gentlemen:
In connection with the exercise by me as to [No. of Shares Granted] shares of the non-qualified stock option granted to me under date of [Grant Date], I hereby acknowledge that I have been informed as follows:
1.	The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the “Act”), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

2.	Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

3.	The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

4.	The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.
In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:
“The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended, and were acquired by the registered holder, pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of same, in violation of the registration requirements of that Act. These shares may not be sold, pledged, or transferred, in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act.”
I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares so long as the legend remains on the certificates representing the shares.

Very truly yours,
[Optionee Name]